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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 26, 2002

                          HOMETOWN AUTO RETAILERS, INC.
             (Exact name of Registrant as specified in its charter)

    Delaware                       000-24669                     06-1501703
(State or other                   (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
 incorporation)

                              774 Straits Turnpike
                               Watertown, CT 06795
               (Address Of Principal Executive Office) (Zip Code)

        Registrant's telephone number, including area code (860) 945-6900

                                       N/A
          (Former name or former address, if changed since last report)

Item 5. Other Events.

      On November 26, 2002 the Board of Directors of Hometown Auto Retailers, Inc. ("Hometown") authorized a stock buy-back program to acquire up to 350,000 shares of Hometown's outstanding common stock, which is approximately 4.9% of its 7,175,105 shares outstanding. The stock buy-back program will commence on December 2, 2002 and will end no later than June 30, 2003, although the company reserves the right to extend or modify the program. The number of shares to be purchased by Hometown through this program will depend upon market conditions, and accordingly, there is no guaranty as to the exact number of shares to be bought by Hometown. Additionally, purchases will generally be made in the open market, but may also be conducted through privately negotiated transactions.

      On November 26, 2002, Hometown issued a press release announcing the stock buy-back program. The press release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7: Financial Statements and Exhibits

      (a) Exhibits.

      Number          Description
      ------          -----------

      99.1            Press Release, dated November 26, 2002.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        Hometown Auto Retailers, Inc.


                                        By: /s/ Charles F. Schwartz
                                           -------------------------------------
                                        Name: Charles F. Schwartz
                                        Title: Chief Financial Officer

Dated: November 27, 2002